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EXHIBIT 10.2

AMENDMENT NO. 1

to the

SPONSORED PROJECT AGREEMENT

between

MicroChannel Technologies Corporation (Sponsor)

and the

IOWA STATE UNIVERSITY OF SCIENCE AND TECHNOLOGY (ISU)

WHEREAS the Sponsor and ISU mutually agree to amend the research program under the Sponsored Project Agreement with an effective date of May 1, 2005;

NOW THEREFORE, the parties agree to the following changes:

Section 1.0  Project Period

Section 1.0 Shall be modified as underlined:

Project Period. The (“Project Period”) of this Agreement is September 1, 2005 through February 28, 2007.

Section 3.0 – Compensation

Section 3.1 shall be modified as underlined:

As consideration for ISU’s performance of the Project, Sponsor agrees to pay ISU the total sum of one hundred fifty-five thousand eight hundred thirty-nine U.S. dollars ($155,839) as detailed in the approved budget in the attached Appendix B incorporated into this Agreement by reference. The payment terms shall be as follows: fifty thousand dollars ($50,000) due within 90 days of execution of the Agreement, and four (4) equal payments of twenty-six thousand four hundred fifty-nine dollars and seventy-five cents ($26,459.75) due each by January 31, 2006, April 30, 2006, July 31, 2006 and October 31, 2006.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IN WITNESS WHEREOF, the parties agree to execute this Amendment based upon their written approval.

IOWA STATE UNIVERSITY OF

SCIENCE AND TECHNOLOGY

By: /s/ Gary Gillet

By: /s/ Terri DuMoulin

Gary Gillet

Terri DuMoulin

Title:  Associate Director

Title:  President

Date: October 13, 2005

Date: October 11, 2005

   IOWA STATE UNIVERSITY RESEARCH FOUNDATION

By: /s/ Kenneth Kirkland

Date: October 13, 2005

Kenneth Kirkland, Ph.D.

Executive Director

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